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                                                                    Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference of our report dated July 21, 2000, with respect to the financial statements of Qode.com, Inc. as of December 31, 1999 and for the period from March 29, 1999 (inception) through December 31, 1999 included in the Current Report (Form 8-KSB/A) dated March 1, 2001 in the Registration Statements (Form S-8 Nos. 333-80591, Form S-8 No. 333-42477, Form S-8 No. 333-36098, Form S-3/A No. 333-51811, Form S-3/A No. 333-77659, and Form
S-3/A No. 333-33738) of Neomedia Technologies, Inc.


West Palm Beach, Florida,                          /s/ ERNST & YOUNG LLP
May/15/2001